UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                       KINDER MORGAN ENERGY PARTNERS, L.P.

                              7.125% Note due 2012

No. 1                                                       U.S. $450,000,000.00

CUSIP No. 494550 AK2

      KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (herein called the "Partnership," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of U.S.$450,000,000.00 (Four Hundred Fifty Million and No/100 United States Dollars) on March 15, 2012, and to pay interest thereon from March 14, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2002, at the rate of 7.125% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean, when used with respect to any Place of Payment, each Monday,

Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of the series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

      Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account in The Borough of Manhattan in The City of New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated: March 14, 2002


                              KINDER MORGAN ENERGY PARTNERS, L.P.

                              By: Kinder Morgan G.P., Inc.,
                                  Its General Partner

                                  By: Kinder Morgan Management,
                                      LLC,
                                      Its Delegate


                                      By: /s/ Joseph Listengart
                                          -------------------------
                                          Name: Joseph Listengart
                                          Title: Vice President,
                                          General Counsel and
                                          Secretary



      This is one of the Securities designated therein referred to in the within-mentioned Indenture.

                              FIRST UNION NATIONAL BANK,
                                   As Trustee


                              By: /s/ R. Douglas Milner
                                  ---------------------------------
                                  Authorized Signatory

                             [Reverse of Securities]

      This Security is one of a duly authorized issue of securities of the Partnership (the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 2, 2001 (herein called the "Indenture"), between the Partnership and First Union National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, any Guarantors, the Trustee and Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. Additional Securities of this series may be issued without the consent of Holders. This Security is a Book-Entry Security.

      The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities of such series to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on such series of Securities (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the principal amount being redeemed to such redemption date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the series of Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Securities.

      "Comparable Treasury Price" means, with respect to any redemption date for a series of Securities, the average of two Reference Treasury Dealer Quotations for such redemption date.

      "Quotation Agent" means the Reference Treasury Dealer the Partnership appoints.

      "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc. and First Union Securities, Inc. and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Partnership will substitute therefore another Primary Treasury Dealer.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

      "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the series of Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

      In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      This Security is not redeemable at the option of a Holder hereof and is not entitled to any sinking fund.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership or the Guarantors, if any, and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership, the Guarantors, if any, and the Trustee with the consent of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class), on behalf of Holders of all the Securities of such series, to waive compliance by the Partnership and the Guarantors, if any, with certain provisions of the Indenture and certain past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in, and subject to, the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute proceedings in respect of such Event of Default as Trustee, and the Trustee shall not have received from Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceedings within 60 days after receipt of such notice, request and offer of indemnity; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or any interest on this Security on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder hereof, alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except for Section 115 of the Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated by reference.

      This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

      The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.

      The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

      Obligations of the Partnership and any Guarantors under the Indenture and the Securities thereunder, including this Security, are non-recourse to Kinder Morgan Management, LLC (the "Company"), Kinder Morgan G.P., Inc. (the "General Partner") and their respective Affiliates

(other than the Partnership and any Guarantors), and payable only out of cash flow and assets of the Partnership and any Guarantors. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) none of the Company, the General Partner nor their respective assets (nor any of their respective Affiliates other than the Partnership or any Guarantors, nor their respective assets) shall be liable for any of the obligations of the Partnership or any Guarantors under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, any Guarantors, the Trustee, the Company, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership or any Guarantors under the Indenture or such Securities by reason of his, her or its status. The agreement is part of the consideration for the issuance of the Securities.

      The Indenture contains provisions that relieve the Partnership and any Guarantors from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Partnership and any Guarantors with certain conditions set forth in the Indenture.

      The obligations of the Partnership pursuant to the Indenture and the Securities, including the repurchase obligations under the Indenture, will be unconditionally guaranteed, on a senior unsecured basis, by each Guarantor, if any.

      This Security shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM



     FOR VALUE RECEIVED, the undersigned sell(s), assign(s) and transfer(s) this Security to

________________________________________________________________________________

________________________________________________________________________________
               (Print or type transferee's name, address, zip code and social security or taxpayer identification number above)


and irrevocably appoint(s) __________________________ agent to transfer this Security on the books of the Partnership. The agent may substitute another to act for the agent.

Please Insert Social Security or
Other Identifying Number of Assignee:____________________




Date:  _________________

                 Your signature: ______________________________________________
                                 NOTICE:  The  signature(s) on this
                                 assignment   must   correspond  in
                                 every  particular with the name(s)
                                 of   the    registered    owner(s)
                                 appearing   on  the  face  of  the
                                 Security.



                                 ______________________________________________
                                 Signature

Signature Guaranteed by:


______________________________________________
NOTICE: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other signature guaranty program as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.